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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 14, 2006

MAGNA ENTERTAINMENT CORP. (Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

000-30578 (Commission File Number)	98-0208374 (I.R.S. Employer Identification No.)

337 Magna Drive, Aurora, Ontario, Canada L4G 7K1 (Address of Principal Executive Offices) (Zip Code)

(905) 726-2462 (Registrant's Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01    Other Events

        On November 14, 2006, PA Meadows, LLC ("PAM"), a company owned by Cannery Casino Resorts, LLC ("CCR"), made payment to the Registrant of $175 million in cash and delivered a $25 million holdback agreement, in full satisfaction of the notes issued to the Registrant on July 26, 2006 representing the purchase price for The Meadows, a standardbred racetrack located in Washington County, Pennsylvania that has been approved for a Conditional Category 1 gaming license. CCR is owned by Millennium Gaming, Inc. (which is jointly owned by William Paulos and William Wortman) and an entity managed by Oaktree Capital Management, LLC.

        The $25 million holdback is payable to the Registrant over a five-year period, subject to offset for certain indemnification obligations. Payments under the holdback will be deferred until the opening of a permanent casino at The Meadows.

        Pursuant to a racing services agreement entered into on July 26, 2006, the Registrant will continue to manage racing operations at The Meadows, on behalf of PAM, for at least five years.

        The full text of the press release issued by the Registrant is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

(c)
Exhibits

Exhibit 99.1    Copy of Registrant's press release dated November 14, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP. (Registrant)
November 14, 2006
	by:	/s/ WILLIAM G. FORD William G. Ford Corporate Secretary

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SIGNATURES